UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

US AIRWAYS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

(Former name or former address if changed since last report.)

US AIRWAYS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

On October 29, 2008, US Airways Group, Inc. (the “Company”) provided an update for investors presenting information relating to its financial and operational outlook for 2008. This investor presentation is located on the Company’s website at www.usairways.com under “Investor Relations.” The update is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

The Company is reaffirming that it is reducing its fourth quarter mainline capacity by five to seven percent on a year over year basis, and plans to reduce mainline capacity for 2009 by four to six percent from 2008 levels.  On October 24, 2008, the Company filed its Quarterly Report for the period ended September 30, 2008. In Item 2 of Part I of that report, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, under  the heading “US Airways’ Response to Record High Fuel Prices – Capacity and Fleet Reductions” the word “domestic” was inadvertently inserted in referring to the fourth quarter and 2009 total mainline capacity reductions referenced above.

Fourth quarter 2008 domestic mainline capacity will be down six to eight percent while Express capacity will be down one to three percent for the same period.  For 2009 domestic mainline capacity will be down eight to ten percent while Express capacity will be down five to seven percent for the same period.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following exhibit is furnished with this report.

Exhibit No.	Description
99.1	Investor Update

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Airways Group, Inc.

Date: October 29, 2008	By:	/s/ Derek J. Kerr

Derek J. Kerr Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Airways, Inc.

Date: October 29, 2008	By:	/s/ Derek J. Kerr

Derek J. Kerr Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Update